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                                                                    EXHIBIT 99.1

                           SECOND AMENDED AND RESTATED
                         REVOLVING CREDIT LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made and delivered as of this 1st day of October, 2003, by and among the Borrower (as defined below) and COMERICA BANK.

                                   WITNESSETH:

         WHEREAS, the Borrower and Comerica Bank-Texas, a Texas banking association, have previously entered into (i) that certain Revolving Credit and Term Loan Agreement dated June 30, 1992 ("ORIGINAL LOAN AGREEMENT"), (ii) that certain First Amended and Restated Revolving Credit Loan Agreement dated as of August 19, 1993, (iii) that certain First Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of March 15, 1995, (iv) that certain Second Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of April 12, 1996, (v) that certain Letter Agreement Regarding Loan Agreement Extension dated as of August 18, 1997, (vi) that certain Third Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of November 18, 1997, (vii) that certain Fourth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of November 30, 1999, (viii) that certain Fifth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of December 28, 1999, (ix) that certain Sixth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of November 1, 2000, (x) that certain Seventh Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of June 14, 2001,
(xi) that certain Eighth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of December 1, 2002, (xii) that certain Ninth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of March 25, 2002, and (xiii) that certain Tenth Amendment to First Amended and Restated Revolving Credit Loan Agreement dated as of October 31, 2002 (the Original Loan Agreement and the First Amended and Restated Revolving Credit Loan Agreement, as amended, shall be hereinafter collectively referred to herein as the "PRIOR AGREEMENT"); and

         WHEREAS, the Borrower and the Bank desire to amend, replace and supercede the Prior Agreement with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree as follows:

SECTION 1.        DEFINITIONS

         1.1. Defined Terms. As used herein, the following terms shall have the following respective meanings:

                  "ACCOUNTS," "CHATTEL PAPER," "DOCUMENTS," "GENERAL INTANGIBLES," "GOODS," "INSTRUMENTS" shall have the meanings assigned to them in the UCC on the date of this Agreement.

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                  "AGREEMENT" shall mean this Second Amended and Restated
         Revolving Credit Agreement.

                  "BANK" shall mean Comerica Bank, successor by merger to Comerica Bank - Texas.

                  "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

                  "BESTWAY" shall mean Bestway, Inc., a Delaware corporation.

                  "BORROWER" shall mean, collectively, Bestway, Inc., a Delaware corporation and Bestway Rental, Inc., a Tennessee corporation, each of which shall be jointly and severally liable under all documents executed by them for the benefit of the Bank.

                  "BORROWING BASE" shall mean at any time the lesser of (i) the product of four, multiplied by the one-month average of total collected cash receipts of the Borrower for the three complete months which immediately precede the date on which the Borrowing Base computation is made or (ii) fifty percent (50%) of the Borrower's total Eligible Rental Contract Accounts.

                  "BORROWING BASE CERTIFICATE" shall mean a certificate in a form acceptable to the Bank, executed by a senior financial officer of the Borrower and setting forth the Borrower's computation of the Borrowing Base as of the date of such certificate.

                  "BRI" shall mean Bestway Rental, Inc., a Tennessee corporation.

                  "BUSINESS DAY" shall mean a day on which the Bank is open to carry on its normal commercial lending business.

                  "COLLATERAL" shall mean all property, assets and rights in which a lien or other encumbrance in favor of or for the benefit of Bank is or has been granted or arises or has arisen, or may hereafter be granted or arise, under or in connection with any document evidencing pertaining to the Indebtedness, or otherwise, to secure the payment or performance of any portion of the Indebtedness, including, without limitation, any property of the Borrower in the possession of the Bank, any amount in any deposit account of the Borrower with the Bank and all of Borrower's Accounts, Chattel Paper, Documents, General Intangibles, Goods, Instruments, Inventory and Rental Contracts, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds and products thereof.

                  "CONTRACT RATE" shall mean, as of any date of determination, the interest rate determined in accordance with Section 2.2.4, if the Maximum Legal Rate limitation does not apply.

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                  "DEBT" shall mean all obligations which are classified as
         liabilities in accordance with GAAP.

                  "DEFAULT" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

                  "DISBURSEMENT DATE" shall mean each date upon which the Bank makes a loan to the Borrower under Section 2.1 of this Agreement.

                  "EFFECTIVE TANGIBLE NET WORTH" shall mean (as determined in accordance with GAAP) shareholder's equity plus all subordinated indebtedness, minus goodwill or other intangible assets.

                  "ELIGIBLE RENTAL CONTRACT ACCOUNTS" shall mean those Accounts of the Borrower which arise from the leasing of Equipment owned by the Borrower and for which those representations and warranties set forth in Section 5.17 of this Agreement shall be true (as of any applicable date of determination), and which have been designated by the Borrower to be an "Eligible Rental Contract Account" on a Borrowing Base Certificate.

                  "ENVIRONMENTAL LAWS" shall mean any and all federal, state, and local laws, regulations, and requirements pertaining to the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Occupational Safety and Health Act, as amended, 29 U.S.C. 651 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Clean Water Act as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq., and all similar laws, regulations, and requirements of any governmental authority or agency having jurisdiction over Borrower or any of its properties or assets, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                  "EQUIPMENT" shall have the meaning assigned to such term in the UCC on the date of this Agreement together with all of the following to the extent, if any, the same are not included within such definition: all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment; together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor act or code.

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                  "EVENT OF DEFAULT" shall mean any of those conditions or
         events listed in Section 8.1 of this Agreement.

                  "FINANCIAL STATEMENTS" shall mean all those balance sheets, earnings statements and other financial data (whether of the Borrower, any Subsidiary, any guarantor or otherwise) which have been furnished to the Bank for the purpose of, or in connection with, this Agreement and the transactions contemplated hereby.

                  "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

                  "HAZARDOUS SUBSTANCE" shall mean any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

                  "INDEBTEDNESS" shall mean all obligations and liabilities of Borrower to Bank under this Agreement or any other agreement evidencing, securing or pertaining to the Loan, together with all other indebtedness, obligations and liabilities whatsoever of Borrower to Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, voluntary or involuntary, known or unknown, or originally payable to Bank or to a third party and subsequently acquired by Bank including, without limitation, any: late charges; loan fees or charges; overdraft indebtedness; costs incurred by Bank in establishing, determining, continuing or defending the validity or priority of any lien in favor of the Bank or in pursuing any of its rights or remedies under this Agreement or under any other document evidencing, securing or pertaining to the Loan or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower; debts, obligations and liabilities for which Borrower would otherwise be liable to the Bank were it not for the invalidity or enforceability of them by reason of any bankruptcy, insolvency or other law or for any other reason; and reasonable costs and expenses of attorneys and paralegals, whether any suit or other action is instituted, and to court costs if suit or action is instituted, and whether any such fees, costs or expenses are incurred at the trial court level or on appeal, in bankruptcy, in administrative proceedings, in probate proceedings or otherwise.

                  "INTEREST COVERAGE RATIO" shall mean as of any time of determination the ratio of (a) the Borrower's pre-tax income for the previous twelve-month period, plus the Borrower's interest expense, plus the Borrower's non-cost of goods sold depreciation expense, plus the Borrower's amortization expense, in each case for the same twelve-month period and as computed in accordance with GAAP to (b) the Borrower's interest expense for the same twelve-month period, computed in accordance with GAAP.

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                  "INVENTORY" means all of the Borrower's now owned and
         hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory goods, merchandise and such other personal property, and all documents of title or other documents representing them, and all proceeds thereof (including, but not limited to, all proceeds of insurance with respect thereto, including the proceeds of any casualty insurance); and any lists, information and records prepared or kept in relation to the foregoing.

                  "LOAN" shall mean any or all advances made under Section 2.2 of this Agreement on a Disbursement Date. Collectively, all advances are referred to as "LOANS".

                  "MAXIMUM LEGAL RATE" shall have the meaning set forth in
         Section 2 of this Agreement.

                  "MAXIMUM REVOLVING CREDIT LOAN" shall mean $11,500,000.00.

                  "NET INCOME" shall mean, for any period, the aggregate net income of the Borrower determined in accordance with GAAP.

                  "NOTE" shall mean the Revolving Credit Note.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

                  "PERMITTED LIENS" shall mean:

                         (a) Liens and encumbrances in favor of the Bank;

                         (b) Liens for taxes, assessments or other governmental
                   charges incurred in the ordinary course of business and not yet past due or being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in a manner satisfactory to the Bank;

                         (c) Liens not delinquent created by statute in
                   connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

                         (d) Liens of mechanics, materialmen, carriers,
                   warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the

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                   ordinary course of business that are not yet due and payable;

                         (e) Encumbrances consisting of zoning restrictions,
                   rights-of-way, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower or any Subsidiary (as defined below) in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use;

                         (f) Existing liens described in Schedule 5.6 attached
                   hereto;

                         (g) Purchase money liens and encumbrances related to
                   obligations in an aggregate amount not to exceed $50,000.00 at any time; and

                         (h) Statutory and contractual liens of landlords for
                   amounts not yet due or which are being contested in good faith by appropriate proceedings.

                  "PERSON" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency or other entity.

                  "PRIME RATE" shall mean that annual rate of interest designated by the Bank as its prime rate and which is changed by the Bank from time to time. The Prime Rate may not necessarily be the lowest rate charged by the Bank.

                  "PRIOR AGREEMENT" shall have the meaning given such term in the recitals to this Agreement.

                  "RENTAL CONTRACT" shall mean any agreement or other writing, and any oral agreement, providing for the rental or leasing of any property.

                  "REVOLVING CREDIT NOTE" shall mean that certain promissory note in the form of Exhibit A attached to this Agreement dated of even date herewith in the original principal amount of $11,500,000.00, executed by the Borrower and payable to the order of the Bank, as renewed, extended, increased and/or modified from time to time.

                  "SUBSIDIARIES" shall mean any corporation of which more than fifty percent (50%) of the outstanding voting securities shall, as of any applicable date of determination, be owned directly, or indirectly through one or more intermediaries, by the Borrower.

                  "TERMINATION DATE" shall mean May 31, 2005.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of Texas and as amended from time to time.

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         1.2.     Accounting Terms. All accounting terms not specifically
defined in this Agreement shall be construed in accordance with GAAP.

         1.3. Singular and Plural. Where the context herein requires, the singular number shall be deemed to include the plural, and vice versa.

SECTION 2.        COMMITMENT, INTEREST AND FEES.

         2.1. Commitment. Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrower on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Borrowing Base or (ii) $11,500,000.00. Each Disbursement Date under this Agreement must be a Business Day, and the principal amount of each Loan made under this Agreement shall be in the aggregate amount of $10,000.00 or an integral multiple thereof.

         2.2.     Loans.

                  2.2.1. Notice. The Borrower shall give the Bank written notice of the Borrower's desire for a Loan. Such notice shall be signed by an authorized officer of the Borrower and delivered to the Bank by mechanically confirmed facsimile transmission (or by telephone from an officer of Borrower who has been given clearance for use of a security code as instructed by the Borrower to the Bank) and shall specify the proposed Disbursement Date and the principal amount of the proposed advance for such Loan.

                  2.2.2. Bank Obligations. The Bank agrees to make the Loan on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Loan, provided, however, that the Bank shall not be so obligated if:

                                (a) Any of the conditions precedent set forth in
                      Section 4 of this Agreement shall not have been satisfied or waived by the Bank in accordance with Section 9.3 of this Agreement;

                                (b) Such proposed Loan would cause the aggregate
                      unpaid principal amount of the Loans outstanding under this Agreement to exceed the Maximum Revolving Credit Loan on the Disbursement Date; or

                                (c) Such proposed Loan would cause the sum of
                      the aggregate unpaid principal amount of the Loans to exceed the Borrowing Base on the Disbursement Date.

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                  2.2.3. Revolving Credit Note. The Loans shall be evidenced by the Revolving Credit Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of $11,500,000.00. Until the Termination Date, the Borrower may repay Loans and reborrow pursuant to Section 2.2.2 hereof. The date and amount of each Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records or, at the option of the Bank, on the schedule attached to the Revolving Credit Note. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Revolving Credit Note, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Revolving Credit Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Credit Note to repay the principal amount of all the Loans, together with all interest accrued or accruing thereon.

                  2.2.4. Interest. Subject to the provisions of Section 2.5 below, the Revolving Credit Note shall bear interest on the outstanding principal balance from time to time outstanding under the Revolving Credit Note at a rate equal to the lesser of (a) one and twenty-five one hundredths percent (1.25%) per annum plus the Prime Rate of the Bank until maturity, whether by acceleration or otherwise (and after maturity at a rate equal to four percent (4%) per annum plus the rate otherwise prevailing hereunder), or (b) the Maximum Legal Rate, as defined below. Interest shall be payable to the extent then accrued on the first day of each calendar month, beginning November 1, 2003, until maturity (whether by acceleration or otherwise) and from and after such maturity, on demand. The rate of interest applicable to the Note shall change as and when the Bank's Prime Rate changes.

         2.3. Renewals and Extensions. Renewals and extensions, if any, of any Loan shall be at the Bank's discretion and shall be evidenced by such documents and instruments as the Bank may require in its sole discretion. The Bank shall not be obligated to accommodate any renewals and extensions.

         2.4. Maximum Rate. The following provisions shall control this Agreement and the Note:

                  (a) No agreements, conditions, provision or stipulations contained in this Agreement or in any other agreement between the Borrower and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Agreement or any other agreement between the Borrower and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect, including Chapter 1 D of Title 79 of Vernon's Texas Civil Statutes (and as the same may be incorporated by reference in other Texas statutes), but

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         otherwise without limitation, that rate based upon the "weekly ceiling rate" (as defined in Section 303 of the Texas Finance Code ("MAXIMUM LEGAL RATE") and in no event shall the Borrower be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations; if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Borrower to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "EXCESS"), the Borrower acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Borrower, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Agreement, the Borrower covenants that (a) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (b) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Borrower's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Agreement. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Agreement equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate.

                  (b) The provisions of this Section shall be deemed to be incorporated into every document or communication relating to the Indebtedness which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Borrower (or any other obligor in respect of the Indebtedness), whether or not any provisions of this Section is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Borrower or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  (c) If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Agreement than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

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                  (d) The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties not to be applicable to this Agreement or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

         2.5.     Fees.

                  2.5.1. Facility Fee. The Borrower has paid to the Bank a facility fee of $15,000.00 in connection with the execution of the Prior Agreement.

                  2.5.2. Preparation Fees. Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank the amount of the Bank's expenses (including reasonable attorney's fees and disbursements) incurred by the Bank in connection with the preparation of this Agreement and related instruments.

         2.6. Basis of Computation. The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

         2.7. Basis of Payments. All sums payable by the Borrower to the Bank under this agreement shall be paid directly to the Bank at its principal office in immediately available funds, without setoff, deduction or counterclaim.

SECTION 3.        SECURITY.

         To secure full and timely performance of the Borrower's covenants set out in this Agreement and to secure the repayment of the Note and all other Indebtedness whatsoever of the Borrower to the Bank, the Borrower has previously granted and assigned liens upon and security interests in the Collateral pursuant to certain security agreements, financing statements, and other instruments and agreements, and all such liens and security interests are hereby ratified and affirmed.

SECTION 4.        CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK.

         4.1. Conditions to First Disbursement. The obligations of the Bank under this Agreement are subject to the occurrence, prior to or on the Disbursement Date first occurring, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

                  4.1.1. Documents Executed and Filed. The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed with such filing offices as the Bank shall deem appropriate, the following:

                           (a)  The Note;

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                           (b) A ratification of subordination in a form
                  acceptable to the Bank by O'Donnell & Masur, L.P.;

                           (c) The filing of a Tennessee UCC-1 financing
                  statement covering the Collateral located in Tennessee; and

                           (d) The delivery to the Bank of landlord waivers
                  satisfactory to the Bank.

                  4.1.2. Certified Resolutions. The Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Note and any other documents contemplated by this Agreement, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Disbursement Date first occurring.

                  4.1.3. Certified Articles. The Borrower shall have furnished to the Bank a copy of the Articles of Incorporation, including all amendments thereto, and all other charter documents of the Borrower, all of which shall have been certified by the state agency issuing the same as of a date reasonably near the Disbursement Date first occurring.

                  4.1.4. Certified Bylaws. The Borrower shall have furnished to the Bank a copy of the Bylaws of the Borrower, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as of the Disbursement Date first occurring.

                  4.1.5. Certificate of Good Standing. The Borrower shall have furnished to the Bank a certificate of good standing with respect to the Borrower, which shall have been certified by the state agency issuing the same as of a date reasonably near the Disbursement Date first occurring.

                  4.1.6. Certificate of Incumbency. The Borrower shall have furnished to the Bank a certificate of the Secretary or Assistant Secretary of the Borrower, certified as of the Disbursement Date first occurring, as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note and any documents contemplated or delivered under this Agreement.

                  4.1.7. Opinion of Borrower's Counsel. The Borrower shall have furnished to the Bank the favorable written opinion of legal counsel to the Borrower, dated as of the Disbursement Date first occurring and in a form acceptable to the Bank.

                  4.1.8. UCC Lien Search. The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the financing statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral in any relevant jurisdiction other than the financing statements previously filed and other than as relate to Permitted Liens except for such liens and encumbrances which shall be released upon the initial advances hereunder.

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                  4.1.9. Hazard Insurance. The Borrower shall have furnished to the Bank, in form and amounts and with companies satisfactory to the Bank, evidence of hazard insurance policies naming the Bank as "mortgagee", and relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

                  4.1.10. Approval of Bank Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

                  4.1.11. Other Information and Documentation. The Bank shall have received such other information, certificates and executed documents as they shall have reasonably requested.

         4.2. Conditions to All Disbursements. The obligation of the Bank to make any Loan on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, are subject to the occurrence, prior to or on the Disbursement Date related to such Loan, of each of the following conditions, any or all of which may be waived in whole or in part by the Bank in writing:

                  4.2.1. Certificate. The Bank shall have received a certificate, executed by the chief executive or controller of the Borrower, certified as of such Disbursement Date, and confirming that, as of such Disbursement Date:

                         (a) No Default or Event of Default has occurred and
                      is continuing; and

                         (b) The warranties and representations set forth in
                      Section 5 of this Agreement are true and correct in all material respects on and as of such Disbursement Date.

                  4.2.2. Bank Satisfaction. The Bank shall not know or have any reasonable reason to believe that, as of such Disbursement Date:

                         (a) Any Default or Event of Default has occurred and
                      is continuing;

                         (b) Any warranty or representation set forth in
                      Section 5 of this Agreement shall not be true and correct in all material respects; or

                         (c) Any provision of law, any order of any court or
                      other agency of government or any regulation, rule or interpretation thereof shall have had any material adverse effect on the validity or enforceability of this Agreement, the Note, any existing security agreements or financing statements, or the Subordination Agreement.

SECTION 5.        WARRANTIES AND REPRESENTATIONS.

              The Borrower represents and warrants to the Bank that:

         5.1. Corporate Existence and Power. (a) Each entity comprising the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the law of its state of incorporation, (c) the Borrower and each of the Subsidiaries have the corporate power and authority to own their respective properties and assets and to carry out their respective business as now being conducted and are qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary except where the failure to so qualify would not have a material adverse effect on Borrower and (d) the Borrower has the corporate power and authority to execute and perform this Agreement, to borrow money in accordance with its terms, to execute and deliver the Note and other documents contemplated hereby, to grant to the Bank liens and security interest in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

         5.2. Authorization and Approvals. The execution, delivery and performance of this Agreement, the borrowing hereunder and the execution and delivery of the Note, any security agreements, the financing statements, and other documents contemplated hereby (a) have been duly authorized by all requisite corporate action, (b) do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, or, if such registration, consent or approval is required, the same has been obtained and disclosed in writing to the Bank, (c) will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Borrower, any provision of any indenture, agreement or other instrument to which the Borrower is a party, or by which it or any of its properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than in favor of the Bank and as contemplated hereby.

         5.3. Valid and Binding Agreement. This Agreement is, and the Note and all other documents contemplated hereby will be, when delivered, valid and binding obligations of the Borrower in each case enforceable in accordance with their respective terms except as such enforcement may be limited by bankruptcy, reorganization, insolvency and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

         5.4. Actions, Suits or Proceedings. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any of the Subsidiaries or any properties or rights of the Borrower or any of the Subsidiaries, which, if adversely determined, could materially impair the right of the Borrower or any of the Subsidiaries to carry on business substantially as now conducted or could have a material adverse effect upon the financial condition of the Borrower or any of the Subsidiaries.

         5.5. Subsidiaries. The Borrower directly or indirectly wholly owns the Subsidiaries set forth on Schedule 5.5.

         5.6. No Liens, Pledges, Mortgages or Security Interests. Except for Permitted Liens, none of the Borrower's or the Subsidiaries' assets and properties, including the Collateral, is subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character.

         5.7. Accounting Principles. The Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and the Subsidiaries as of the dates, and the results of their operations for the periods, for which the same are furnished to the Bank. To the best of Borrower's knowledge and belief, the Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

         5.8. No Adverse Changes. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower, or any of the Subsidiaries since the date of the latest of the Financial Statements.

         5.9. Conditions Precedent. As of each Disbursement Date, all appropriate conditions precedent referred to in Section 4 hereof shall have been satisfied (or waived in writing by the Bank).

         5.10. Taxes. The Borrower and the Subsidiaries have filed by the due date therefor all federal, state and local tax returns and other reports they are required by law to file and which are material to the conduct of their respective businesses, and except for taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and for which adequate reserves exist on the balance sheet, have paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and have made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable. The Borrower has no knowledge of any deficiency or assessment in a material amount in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

         5.11. Compliance with Laws. The Borrower, and the Subsidiaries have complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower or any of the Subsidiaries.

         5.12. Indebtedness. Except as disclosed on Schedule 5.12 or as permitted by Section 7.5 hereof, the Borrower and the Subsidiaries have no indebtedness for money borrowed and no direct or indirect obligations under any capitalized leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower and the Subsidiaries in the ordinary course of business for deposit or collection.

         5.13. Material Agreements. Except as disclosed on Schedule 5.13 (as updated from time to time by written notice to the Bank), the Borrower and the Subsidiaries have no material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of Borrower, all parties to such agreements (including the Borrower and the Subsidiaries) have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of Borrower, no party to such agreements (including the Borrower and the Subsidiaries) is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

         5.14. Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock.

         5.15. Pension Funding. The Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA and has not incurred any material liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower or any of the Subsidiaries and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

         5.16. Misrepresentation. No warranty or representation by the Borrower contained herein or in any certificate furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

         5.17. Eligible Rental Contract Accounts. Any reference to Borrower in the following provisions of this Section 5.17 shall mean the particular entity which comprises the Borrower, and which is then submitting the Account as an Eligible Rental Contract Account for purposes of that particular Borrowing Base Certificate. As to each Account represented by Borrower to be an "Eligible Account" on a Borrowing Base Certificate, as of the date of each such Borrowing Base Certificate:

                           (a) Such Account arose in the ordinary course of the
                  business of Borrower out of a bona fide Rental Contract, accepted by, the appropriate account debtor.

                           (b) Such Account (i) represents a legally valid and
                  enforceable claim which is due and owing to the Borrower by such account debtor, for such amount and such rental term as is represented by the Borrower to the Bank on such Borrowing Base Certificate, (ii) such Account provides for payments no less frequently than monthly and no portion thereof has been due for more than ninety (90) days (from the date due).

                           (c) The unpaid balance of such Account as represented
                  by the Borrower to the Bank on such Borrowing Base Certificate is not subject to any defense, counterclaim, set-off, credit, contra-account, allowance or adjustment by the account debtor because of returned, inferior or damaged Inventory or services, or for any other reason known to Borrower, except for customary discounts allowed by Borrower in the ordinary course of business for prompt payment, and there is no agreement between Borrower, the related account debtor and any other person for any rebate, discount, concession or release of liability, in whole or in part. It is understood that one hundred (100%) of any Account which does not meet the standard of this Section 5.17(c) will be excluded from Eligible Rental Contract Accounts; provided, however, that the Borrower shall have the right to request the Bank to reconsider the eligibility of such Account and the Bank, in its sole discretion, may declare any such Account to be ineligible only to the extent of the allowance or adjustment in question.

                           (d) The transactions leading to the creation of such
                  Account comply with all applicable state and federal laws and regulations.

                           (e) The Borrower has granted to the Bank a perfected
                  security interest in such Account and in the Rental Contract (as an item of the Collateral) prior in right to all other persons (other than Permitted Liens), and such Account has not been sold, transferred or otherwise assigned by the Borrower to any person, other than the Bank.

                           (f) Such Account is not represented by any note,
                  trade acceptance, draft or other negotiable instrument or by any chattel paper, except any such as have been endorsed and delivered by the Borrower to the Bank on or prior to such Account's inclusion on such Borrowing Base Certificate.

                           (g) The Borrower has not received, with respect to
                  such Account, any actual notice of the death of the related account debtor or any partner thereof, nor of the dissolution, liquidation, termination of existence, insolvency, business failure, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, or the filing of a petition in bankruptcy or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, such account debtor.

                           (h) The account debtor on such Account is not:

                                    (1) an affiliate of the Borrower (except
                                        that employee accounts will not be
                                        considered to be "affiliate" accounts),

                                    (2) the United States of America or any
                                        department, agency or
                                        instrumentality thereof,

                                    (3) to the best of Borrower's knowledge, a
                                        resident of any jurisdiction other than
                                        one of the United States, or

                                    (4) an account debtor whom the Bank has, in
                                        the exercise of such Bank's sole
                                        discretion, determined to be (based on
                                        such factors as the Bank deems
                                        appropriate) an ineligible account
                                        debtor and as to which the Bank has
                                        notified the Borrower, provided,
                                        however, that any such notice shall not
                                        apply as to any Account of such account
                                        debtor which has been included on a
                                        Borrowing Base Certificate by the
                                        Borrower prior to the giving of such
                                        notice by the Bank and which meets each
                                        and every other requirement under this
                                        Agreement for the denomination of such
                                        Account as an "Eligible Rental Contract
                                        Account."

                           (i) No portion of the Account represents a deposit of
                  the account debtor or any other party.

SECTION 6.        AFFIRMATIVE COVENANTS.

         From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will:

         6.1      Financial and Other Information.

                  6.1.1. Annual Financial Reports. Furnish to the Bank in form satisfactory to the Bank not later than ninety (90) days after the close of each fiscal year of the Borrower, beginning with the Borrower's fiscal year ending July 31, 2003, on a consolidated and consolidating basis, a balance sheet as at the close of each such fiscal year, statements of income and statements of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the statements therein contained.

                  6.1.2 Quarterly Financial Reports. Furnish to the Bank in form satisfactory to the Bank not later than forty-five (45) days after the close of each fiscal quarter of the Borrower, beginning with the Borrower's fiscal quarter ending October 31, 2003, on a consolidated and consolidating basis, a balance sheet as at the close of each such fiscal quarter, statements of income and statements of cash flows for each such fiscal quarter, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the statements therein contained.

                  6.1.3. Monthly Financial Statements. Furnish to the Bank not later than thirty (30) days after the close of each month of each fiscal year of the Borrower, beginning with October 31, 2003, financial statements containing the consolidated and consolidating balance sheet of the Borrower and the Subsidiaries as of the end of each such period, consolidated and consolidating statements of income and statements of cash flows of the Borrower and the Subsidiaries up to the end of such period. These statements shall be prepared on substantially the same accounting basis as the statements required in Section 6.1.1 of this Agreement and shall be in such detail as the Bank may require, and the accuracy of the statements shall be certified by the chief executive officer or controller of the Borrower.

                  6.1.4. No Default Certificate. Together with each delivery of the financial statements required by Section 6.1.1 and Section 6.1.2 of this Agreement, furnish to the Bank a certificate of its chief executive or financial officer stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  6.1.5. Inventory and Borrowing Base Certificate. Furnish to the Bank monthly by the thirtieth (30th) of each month (i) an Inventory report as of the end of the preceding month in a form satisfactory to the Bank and (ii) a Borrowing Base Certificate confirming that the aggregate unpaid principal amount of all Loans does not exceed the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Revolving Credit Note sufficient in amount to reduce the aggregate unpaid principal amount of all Loans to or below the amount of the Borrowing Base) and confirming that the aggregate unpaid principal balance of the Loans does not exceed the Maximum Revolving Credit Loan. As used in this section, references to Borrower shall mean the particular entity which comprises the Borrower and which is then submitting the materials required by this section.

                  6.1.6. Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's business, properties, financial condition or ability to comply with its obligations hereunder.

                  6.1.7. Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by Borrower to its stockholders, and all regular and periodic reports filed by the Borrower with any securities exchange, the Securities and Exchange Commission or any other state or federal agency.

                  6.1.8. Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower by independent certified public accountants in connection with any annual or interim audit of the books of the Borrower.

                  6.1.9. Other Information as Requested. Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, to inspect all of the books, records and properties of the Borrower and the Subsidiaries at any reasonable time.

         6.2. Insurance. Keep its insurable properties (including, but not limited to, the Collateral) and the insurable properties of the Subsidiaries adequately insured and maintain (a) insurance against fire and other risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower or the Subsidiaries, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which insurance shall be in such amounts, containing such terms, in such form, for such purposes and written by such companies as may be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled except upon thirty (30) days' prior written notice to the Bank. The Borrower will deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, names the Bank as "mortgagee" and provides for payment to the Bank even if the Borrower would not be entitled to receive payment of any proceeds. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at three percent (3%) per annum plus the Prime Rate, all amounts so expended by the Bank. The Borrower hereby appoints the Bank as Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable (empowered to act whenever a Default has occurred and is continuing), to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Indebtedness, provided, however, that the Bank shall not be required hereunder so to act and, provided, further, the Bank agrees that with respect to any insurance proceeds payable for any single claim under $100,000.00 involving loss or damage to any portion of the Collateral, the Bank will instruct the insurance carrier to pay insurance proceeds for such claim directly to the Borrower if the Borrower shall have prior thereto agreed in writing to replace the Collateral.

         6.3. Taxes. Pay promptly and within the time that they can be paid without interest or penalty all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, the Subsidiaries and their respective property, except to the extent being contested in good faith and, if requested by the Bank, bonded in a manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments by their due date, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank, with interest at three percent (3%) per annum plus the Prime Rate, all amounts so expended by the Bank.

         6.4. Maintain Corporation and Business. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's and the Subsidiaries' corporate existence, rights and franchises and comply with all applicable laws; continue to conduct and operate their respective businesses substantially as conducted and operated during the present and preceding calendar year; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of their respective property used or useful in the conduct of their respective business and keep the same in good repair, working order and condition; and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         6.5. ERISA. (a) At all times meet and cause each of the Subsidiaries to meet the minimum funding requirements of ERISA with respect to the Borrower's and the Subsidiaries' employee benefit plans subject to ERISA;
(b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower (or any Subsidiary) has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower (or such Subsidiary) proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC; and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower (or any Subsidiary), not later than ten (10) days after such report has been so filed.

         6.6. Use of Loan Proceeds. Use the proceeds of the Loan hereunder for working capital needs and for general corporate purposes of the Borrower.

         6.7. Maintain Effective Tangible Net Worth. Maintain a minimum Effective Tangible Net Worth equal to (i) $8,750,000.00 plus (ii) fifty percent (50%) of Borrower's Net Income for the Quarter-End then ending. For purposes of this Section 6.7, "Quarter-End" means each successive October 31, January 31, April 30, and July 31.

         6.8. Maintain Debt Ratio. On a consolidated statement basis, maintain at all times the ratio of (i) total liabilities, less subordinated debt (all as computed in accordance with GAAP) of the Borrower to (i.e., divided by)
(ii) the Effective Tangible Net Worth of Borrower of not more than 1.50 to 1.00.

         6.9.     Intentionally Deleted.

         6.10. Rental Contracts. Deliver immediately to the Bank, upon the request of the Bank, any or all (as the Bank may request) Rental Contracts, endorsed to the Bank in a manner satisfactory to the Bank.

         6.11. Interest Coverage. Maintain as of the end of each calendar month, an Interest Coverage Ratio of not less than 2:00 to 1:00.

         6.12.    Profitability.

                  a) As of the last day of each month (commencing May 31, 2003 and continuing through July 31, 2003) maintain on a cumulative, fiscal year-to-date basis, Net Income greater than or equal to zero dollars ($0.00); and

                  b) Thereafter, as of the last day of each Quarter-End (having the same meaning given such term in Section 6.7 preceding) for the three-month period then ending, commencing with the Quarter-End October 31, 2003, maintain Net Income greater than or equal to zero dollars ($0.00).

SECTION 7. NEGATIVE COVENANTS.

         From the date hereof until the principal of and interest on the Note and other Indebtedness is paid in full, the Borrower covenants and agrees that it will not, and will not permit any Subsidiary to:

         7.1. Dividends. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock, except that dividends from any Subsidiary to the Borrower and from the Borrower to BRI are permitted.

         7.2. Stock Issuance. Issue any additional shares of its capital stock, or any warrant, right or option relating thereto or any security convertible into any of the foregoing.

         7.3. Stock Acquisition. Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so.

         7.4. Liens and Encumbrances. Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind (including any charge upon property purchased or acquired under a conditional sales or other title-retaining agreement or lease required to be capitalized under GAAP) upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

         7.5. Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by Note, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for (a) the Indebtedness, (b) indebtedness subordinated to the prior payment in full of the Indebtedness upon terms and conditions approved in writing by the Bank, (c) existing indebtedness to the extent set forth on Schedule 5.12, (d) trade indebtedness incurred and paid in the ordinary course of business, (e) contingent indebtedness to the extent permitted by Section 7.7 of this Agreement, (f) indebtedness secured by Permitted Liens, (g) purchase money indebtedness in an amount not to exceed $100,000.00 in the aggregate at any time, and (h) to the extent it may be related to leases for new store locations.

         7.6. Extension of Credit. Make loans, advances or extensions of credit to any person, except for sales on open account and otherwise in the ordinary course of business, which in the aggregate exceed $100,000.00 at any time.

         7.7. Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other person, whether by agreement to purchase the indebtedness of any other person, agreement for the furnishing of funds to any other person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other person, or otherwise, except for the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection.

         7.8. Subordinate Indebtedness. Subordinate any indebtedness due to it from a person to indebtedness of other creditors of such person.

         7.9. Property Transfer, Merger or Lease-Back. (a) Sell, lease, transfer or otherwise dispose of all or, except as to the sale or lease of Inventory in the ordinary course of business, any material part of its properties and assets (whether in one transaction or in a series of transactions), (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it, acquire all or substantially all the properties or assets of any other person, enter into any reorganization or recapitalization or reclassify its capital stock, or (c) enter into any sale-leaseback transaction; provided, however, that a Subsidiary wholly owned by the Borrower may be merged into, or consolidated with, the Borrower or another Subsidiary wholly owned by the Borrower, and such Subsidiary may sell, lease or transfer all or a substantial part of its assets to the Borrower or another Subsidiary wholly owned by the Borrower, and the Borrower or such Subsidiary may acquire all or substantially all of the properties and assets of the Subsidiary so to be merged into, or consolidated with, it or so to be sold, leased or transferred to it.

         7.10. Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other person except for the common stock of the Subsidiaries owned by the Borrower on the date of this Agreement and except for certificates of deposit with maturities of one (1) year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000.00 and direct obligations of the United States Government maturing within one (1) year from the date of acquisition thereof.

         7.11. Pension Plans. (a) Allow any fact, condition or event to occur or exist with respect to an employee pension or profit sharing plan which might constitute grounds for termination of any such plan or for the appointment by a United States District Court of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower or any of the Subsidiaries to the PBGC which in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

         7.12. Misrepresentation. Furnish the Bank with any certificate that contains any untrue statement of a material fact or omits to state a material fact necessary to make such certificate not misleading in light of the circumstances under which it was furnished.

         7.13. Margin Stock. Apply any of the proceeds of the Note to the purchase or carrying of any "MARGIN STOCK" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

         7.14. Compliance with Environmental Laws. If the result of the failure of the Borrower to comply with any of the following covenants contained in this Section 7.14 would be that of a material adverse effect upon the Borrower's business or financial condition, then the Borrower will not, and will not allow any Subsidiary to, (i) use (or permit any tenant to use) any of its respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance except in all respects in compliance with Environmental Laws, (ii) generate any Hazardous Substance except in all respects in compliance with Environmental Laws, (iii) conduct any activity which is likely to cause a release of any Hazardous Substance, or (iv) otherwise conduct any activity or use any of its respective properties or assets in any manner that is likely to violate any Environmental Law.

         7.15. No Distributions to Certain Affiliates. Make any distribution of any nature to any Person unless such Person is also an entity which comprises the Borrower at the time of such distribution. Without limitation, Borrower will not make any distributions of any nature to K.C. Resource Service Corporation, a Missouri corporation, or to U.S. Credit-Service Corporation, a Missouri corporation.

         7.16. Assignment of Rental Contracts. Except as done for the exclusive benefit of the Bank, assign, pledge, surrender possession of, or otherwise grant a lien or security interest in, any of the Rental Contracts.

SECTION 8. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

         8.1. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  8.1.1. Failure to Pay Monies Due. If any principal of or interest on the Note, any fees under Section 2.5 of this Agreement or any other Indebtedness to the Bank shall not be paid when due.

                  8.1.2. Misrepresentation. If any warranty or representation of the Borrower in connection with or contained in this Agreement, or if any financial data or other information hereafter furnished to the Bank by or on behalf of the Borrower pursuant to Section 6.1.1, Section 6.1.2, Section 6.1.3 or Section 6.1.4, shall prove to be false or misleading in any material respect.

                  8.1.3. Noncompliance with Bank Agreement. If the Borrower shall fail to perform any of its obligations and covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other agreement with the Bank to which it may be a party.

                  8.1.4. Other Defaults. If the Borrower or any Subsidiary shall default in the due payment of any of its indebtedness other than
         (i) indebtedness that is subordinated to the Bank pursuant to the Subordination Agreement and (ii) the Indebtedness or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness and such default shall result in acceleration of the indebtedness.

                  8.1.5. Judgments. If there shall be rendered against the Borrower or any Subsidiary, one or more judgments or decrees involving an aggregate liability of $50,000.00 or more, which has or have become nonappealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than twenty (20) days, whether or not consecutive; or of a writ of attachment or garnishment against the property of the Borrower or any of the Subsidiaries shall be issued and levied in an action claiming $50,000.00 or more and not released or appealed and bonded in a manner satisfactory to the Bank.

                  8.1.6. Business Suspension, Bankruptcy, Etc. If the Borrower or any Subsidiary shall voluntarily suspend transaction of its business; or if the Borrower or any Subsidiary shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors; or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower or any Subsidiary, under the Bankruptcy Code or under any other state or federal law for the relief of debtors shall be commenced by the Borrower or any Subsidiary or shall be commenced against the Borrower or any Subsidiary and shall not be discharged within thirty (30) days of commencement; or a receiver, trustee or custodian shall be appointed for the Borrower or any Subsidiary or for any substantial portion of its respective properties or assets.

                  8.1.7. Change of Control or Management. If O'Donnell & Masur, L.P. cease to own at least twenty-five percent (25%) of the issued and outstanding voting common stock of Bestway, whether by reason of merger, consolidation, sale or purchase of assets or stock or otherwise; or if Bestway ceases to own directly or indirectly at least eighty percent (80%) of the capital voting stock of any subsidiary; and if any such change of control adversely impacts, in the sole judgment of the Bank, upon the ability of the Borrower to carry on its business as theretofore conducted.

                  8.1.8. Inadequate Funding or Termination of Employee/Benefit Plan(s). If the Borrower (or any Subsidiary) shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by the Borrower (or any Subsidiary), or if' any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower (or any subsidiary) to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

                  8.1.9. Occurrence of Certain Reportable Events. If there shall occur, with respect to any pension plan maintained by the Borrower or any Subsidiary, any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine in good faith constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

         8.2. Acceleration of Indebtedness. Upon the occurrence of any of the Events of Default described in Section 8.1.3 hereunder which is not cured by the Borrower or waived by the Bank within thirty (30) days after the earlier of the date of notice to the Borrower by the Bank of such Default or the date the Bank is notified, or should have been notified, pursuant to Borrower's obligation under Section 6.1.5 of this Agreement, of such Default, or upon the occurrence of any of the Events of Default described in Section 8.1.1 (unless otherwise waived by the Bank in writing or unless cured within a time period acceptable to the Bank), Section 8.1.2 or Sections 8.1.4 through Section 8.1.9, all Indebtedness shall be due and payable in full forthwith at the option of the Bank without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Indebtedness is then fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under UCC, under any security agreements, or under any other document contemplated hereby, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to setoff against the Indebtedness any amount owing by the Bank to the Borrower. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank which is reasonably convenient to the Bank and the Borrower.

         8.3. Application of Proceeds. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys' fees and legal expenses incurred by the Bank; the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal; and the surplus, if any, shall be paid over to the Borrower or to such other person or persons as may be entitled thereto under applicable law. The Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

         8.4. Cumulative Remedies. The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law or by any security agreement or other document contemplated hereby. Nothing herein contained is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

SECTION 9. MISCELLANEOUS.

         9.1. Independent Rights. No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

         9.2 Covenant Independence. Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception in one covenant shall not create an exception in another covenant.

         9.3. Waivers and Amendments. No forbearance on the part of the Bank in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in writing signed and delivered by an officer of the Bank, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Note or other documents contemplated hereby shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

         9.4. GOVERNING LAW. THIS AGREEMENT, AND EACH AND EVERY TERM AND PROVISION HEREOF, SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS. IF ANY PROVISIONS OF THIS AGREEMENT SHALL FOR ANY REASON BE HELD INVALID OR UNENFORCEABLE, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT ANY OTHER PROVISION HEREOF, BUT THIS AGREEMENT SHALL BE CONSTRUED AS IF SUCH INVALID OR UNENFORCEABLE PROVISION HAD NEVER BEEN CONTAINED HEREIN.

         9.5. Survival of Representations and Warranties, Etc. All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Note hereunder and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

         9.6. Attorneys' Fees. The Borrower agrees that it will pay all reasonable costs and expenses of the Bank in connection with the enforcement of the Bank's rights and remedies under this Agreement and in connection with the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement.

         9.7. Payments on Saturdays, Etc. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

         9.8. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

         9.9. Maintenance of Records. The Borrower will keep all of its records concerning the Collateral at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of said records.

         9.10. Notices. All notices and communications provided for herein, or in any document contemplated hereby, or required by law to be given, shall be effective when received or, in the case of notices from the Bank to the Borrower, upon sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to: 7800 Stemmons Freeway, Suite 320, Dallas, Texas 75247, Attn: David Kraemer and (b) If to the Bank to: Comerica Bank, 8850 Boedeker Drive, Dallas, Texas 75205, Attn: Amy L. Carenza, or to such other address as a party shall have designated to the other in writing. The giving of at least five (5) days' notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes.

         9.11. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

         9.12. Headings. Article and Section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

         9.13. Capital Adequacy. If as a result of any regulatory change directly or indirectly affecting the Bank or any of the Bank's affiliates there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder or participations therein, and the result shall be to increase the cost to the Bank or any of the Bank's affiliates of making or maintaining any loan hereunder or to any other party maintaining any participation therein, or reduce any amount receivable in respect of any such loan (which increase in cost, or reduction in amount receivable, shall be the result of the Bank's or the Bank's affiliated company's reasonable allocation among all affected customers of the aggregate of such increases or reductions resulting from such event), then, within ten (10) days after receipt by the Borrower of a certificate from the Bank containing the information described in this Section below which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Bank such additional amounts as shall be sufficient to compensate the Bank or any of the Bank's affiliates (for as long as such increased costs or reductions in amount receivable exist) for such increased costs or reductions in amount receivable which the Bank determines in the Bank's sole discretion are material. The certificate requesting compensation under this Section shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amount of such additional cost or reduction in amount receivable and the way in which such amount has been calculated.

         9.14. INDEMNIFICATION BY THE BORROWER. THE BORROWER HEREBY COVENANTS AND AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE BANK AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION, THE REASONABLE FEES AND OUT-OF-POCKET EXPENSES OF COUNSEL) WHICH MAY BE INCURRED BY OR ASSERTED AGAINST THE BANK OR ANY SUCH OTHER INDIVIDUAL OR ENTITY IN CONNECTION WITH:

                  (a) ANY INVESTIGATION, ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, THE NOTE, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS OR ANY COLLATERAL, OR ANY ACT OR OMISSION RELATING TO ANY OF THE FOREGOING;

                  (b) ANY TAXES (OTHER THAN FEDERAL OR STATE INCOME TAXES), LIABILITIES, CLAIMS OR DAMAGES RELATING TO THE COLLATERAL OR THE BANK'S LIENS THEREON; OR

                  (c) THE CORRECTNESS, VALIDITY OR GENUINENESS OF ANY INSTRUMENTS OR DOCUMENTS THAT MAY BE RELEASED OR ENDORSED TO BORROWER BY THE BANK (WHICH SHALL AUTOMATICALLY BE DEEMED TO BE WITHOUT RECOURSE TO THE BANK IN ANY EVENT), OR THE EXISTENCE, CHARACTER, QUANTITY, QUALITY, CONDITION, VALUE OR DELIVERY OF ANY GOODS PURPORTING TO BE REPRESENTED BY ANY SUCH DOCUMENTS PROVIDED THAT BANK SHALL NOT HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         9.15. NO ORAL AGREEMENTS. THIS AGREEMENT AND THE OTHER "LOAN AGREEMENTS" (AS DEFINED IN SECTION 26.02(A)(1) OF THE TEXAS BUSINESS & COMMERCE CODE, AS AMENDED), REPRESENT THE FINAL AGREEMENT BETWEEN THE BANK AND THE BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE BANK AND THE BORROWER.

         9.16. Gender. Throughout this Agreement, the masculine shall include the feminine and vice versa and the singular shall include the plural and vice versa, unless the context of this Agreement indicates otherwise.

         9.17. Joint Borrowers. If more than one party executes this Agreement as Borrower, then for the purpose of this Agreement the term Borrower shall mean each such party and each such party shall be jointly and severally liable as Borrower for the Obligations as defined herein without regard to which party receives the proceeds of any of the Loans. Each such party hereby acknowledges that it expects to derive economic advantage from each of the Loans. As among the parties constituting Borrower, each such party acknowledges and agrees that each other such party has a right of contribution against each party that is a Borrower with respect to any and all amounts paid to Bank hereunder.

         9.18 Cross Default; Cross Collateral. The Borrower hereby agrees that (a) all other agreements between Borrower and the Bank is hereby amended so that a default under this Agreement is a default under all other agreements and a default under any one of the other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the obligations now or hereafter outstanding under all other agreements between Borrower and the Bank and the collateral pledged under any other agreement with the Bank secures the obligations under this Agreement.

         9.19. Severability of Provisions. Any provision of this Agreement, the Note or any other documents relating thereto that is prohibited, held invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, such Note or such other documents or affecting the validity or enforceability of such provision in any other jurisdiction.

         9.20. Assignment. The Bank shall have the absolute and unrestricted right to sell, assign, transfer, or grant participation in, all or any portion of the Loans and any Collateral, guaranties or other security relating thereto without the consent of Borrower; provided, however, no such action on the part of the Bank shall have the effect of changing any of the Borrower's obligations hereunder without the written consent of the Borrower.

         9.21. Waiver of Jury Trial. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF EITHER OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

         9.22. Prior Agreement. This Agreement supersedes the Prior Agreement in all respects, but shall not affect the priority of any liens or security interests previously granted by the Borrower in favor of the Bank pursuant to the Prior Agreement.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                                 BESTWAY, INC.,
                                 a Delaware corporation

                                 By: /s/ Beth A. Durrett
                                     Chief Financial Officer

                                 BESTWAY RENTAL, INC.,
                                 a Tennessee corporation

                                 By: /s/ Beth A. Durrett
                                     Chief Financial Officer

                                 COMERICA BANK

                                 By: /s/ Amy L. Carenza
                                     Corporate Banking Officer - Texas Division

                                    EXHIBIT A

                                  Dallas, Texas

$11,500,000.00                                                   October 1, 2003

         FOR VALUE RECEIVED, BESTWAY, INC., a Delaware corporation, and BESTWAY RENTAL, INC., a Tennessee corporation, (each individually a "MAKER" and jointly and severally, the "MAKERS"), jointly and severally promise to pay to the order of COMERICA BANK (the "BANK") at 1601 Elm Street, Dallas, Texas 75201, on May 31, 2005 (unless sooner due under the terms of the Loan Agreement, as that term is defined below) the principal sum of Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000.00) or, if less, the aggregate unpaid principal sum shown on the schedule(s) which, at the sole option of the Bank, may be attached hereto and made a part hereof.

         The unpaid principal amount of this Note shall bear interest and be payable as provided in that certain Second Amended and Restated Revolving Credit Agreement, dated October 1, 2003, between the Makers and the Bank (as the same has been and may be amended, restated, renewed, extended or modified from time to time, the "LOAN AGREEMENT"), and this Note is the Revolving Credit Note referred to in the Loan Agreement. Interest shall be payable to the extent accrued on the first day of each calendar month, beginning November 1, 2003, until maturity (whether by acceleration or otherwise) and, from and after such maturity, on demand.

         This Note is secured by the Collateral described in the Loan Agreement, which Loan Agreement, as it may be amended from time to time, is by this reference incorporated herein and made a part hereof. Reference is hereby made to the Loan Agreement for a statement of its terms and conditions, including those conditions under which this Note may be paid prior to its due date or its due date accelerated. Unless otherwise defined herein, capitalized terms herein shall have the meanings given such terms in the Loan Agreement.

         If an Event of Default occurs and is not cured within the time, if any, provided for by the Loan Agreement and is continuing, the Bank may exercise any one or more of the rights (including the right to accelerate this Note and any other Indebtedness under the Loan Agreement), and remedies granted by the Loan Agreement, or given to a secured party under applicable law.

         The Bank is hereby granted a security interest in all property of each Maker at any time in the possession of the Bank and in all balances of deposit accounts of each Maker from time to time with the Bank. If an Event of Default occurs and is not cured within the time, if any, provided for by the Loan Agreement, then the Bank, upon the occurrence and continuance of any such Event of Default, or after the expiration of any time provided for cure, may at its option and without prior notice to the Makers declare the principal of and interest on this Note to be immediately due and payable and may set off against the principal of and interest on this Note (i) any amount owing by the Bank to either Maker, (ii) any property of either Maker in the possession of the Bank, and (iii) any amount in any deposit account of either Maker with the Bank.

         No agreements, conditions, provisions or stipulations contained in this Note or in any other agreement between the Maker and the Bank, or the occurrence of an Event of Default, or the exercise by the Bank of the right to accelerate the payment of the maturity of principal and interest, or to exercise any option whatsoever contained in this Note or any other agreement between the Maker and the Bank, or the arising of any contingency whatsoever, shall entitle the Bank to collect, in any event, interest exceeding the maximum rate of nonusurious interest allowed from time to time by applicable state or federal laws as now or as may hereinafter be in effect (the "MAXIMUM LEGAL RATE") and in no event shall the Maker be obligated to pay interest exceeding such Maximum Legal Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel the Maker to pay a rate of interest exceeding the Maximum Legal Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of interest over such Maximum Legal Rate. In the event any interest is charged in excess of the Maximum Legal Rate (the "EXCESS"), the Maker acknowledges and stipulates that any such charge shall be the result of an accidental and bona fide error, and such Excess shall be, first, applied to reduce the principal of any obligations due, and, second, returned to the Maker, it being the intention of the parties hereto not to enter at any time into an usurious or otherwise illegal relationship. The parties hereto recognize that with fluctuations in the prime commercial interest rate from time to time announced by the Bank such an unintentional result could inadvertently occur. By the execution of this Note, the Maker covenants that (a) the credit or return of any Excess shall constitute the acceptance by the Maker of such Excess, and (b) the Maker shall not seek or pursue any other remedy, legal or equitable, against the Bank based, in whole or in part, upon the charging or receiving of any interest in excess of the Maximum Legal Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Bank, all interest at any time contracted for, charged or received by the Bank in connection with the Maker's obligations shall be amortized, prorated, allocated and spread in equal parts during the entire term of this Note. If at any time the rate of interest payable hereunder shall be computed on the basis of the Maximum Legal Rate, any subsequent reduction in the Contract Rate shall not reduce such interest thereafter payable hereunder below the amount computed on the basis of the Maximum Legal Rate until the aggregate amount of such interest accrued and payable under this Note equals the total amount of interest which would have accrued if such interest had been at all times computed solely on the basis of the Contract Rate.

         Unless preempted by federal law, the rate of interest from time to time in effect hereunder shall not exceed the applicable weekly ceiling from time to time in effect under Chapter 303 of the Texas Finance Code, as amended.

         The provisions of this Note governing interest shall be deemed to be incorporated into every document or communication relating to the obligations which sets forth or prescribes any account, right or claims or alleged account, right or claim of the Bank with respect to the Makers (or any other obligor in respect of the obligations), whether or not any provisions of this Note is referred to therein. All such documents and communications and all figures set forth therein shall, for the sole purpose of computing the extent of the obligations asserted by the Bank thereunder, be automatically recomputed by the Makers or any other obligor, and by any court considering the same, to give effect to the adjustments or credits required by this Note.

         If the applicable state or federal law is amended in the future to allow a greater rate of interest to be charged under this Note than is presently allowed by applicable state or federal law, then the limitation of interest hereunder shall be increased to the maximum rate of interest allowed by applicable state or federal law, as amended, which increase shall be effective hereunder on the effective date of such amendment, and all interest charges owing to the Bank by reason thereof shall be payable upon demand.

         The provisions of Chapter 346 of the Texas Finance Code, as amended, are specifically declared by the parties hereto not to be applicable to this Note or any of the other agreements executed in connection herewith or therewith or to the transactions contemplated hereby or thereby.

         The Makers and all guarantors and endorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the Makers or release or nonenforcement of any security, whether with or without notice, shall affect the obligations of any guarantor or endorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses (including, but not limited to, reasonable attorney fees) incurred in collecting or attempting to collect any and all principal of and interest on this Note.

         This Note is given in renewal and extension (but not as a novation) of that certain Ninth Amended and Restated Revolving Credit Note dated on or about October 31, 2002, in the original principal amount of $11,500,000.00, executed by Makers and payable to the order of the Bank, and this Note is entitled to all benefits of all Collateral securing such prior note.

THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      (SIGNATURE PAGE IMMEDIATELY FOLLOWS)

         IN WITNESS WHEREOF, the Makers have executed this Note the 1st day of October, 2003.

                                                 BESTWAY, INC.

                                                 By: /s/ BETH A. DURRETT
                                                    __________________________
                                                     Beth A. Durrett
                                                     Chief Financial Officer

                                                 BESTWAY RENTAL, INC.

                                                 By: /s/ BETH A. DURRETT
                                                    __________________________
                                                     Beth A. Durrett
                                                     Chief Financial Officer

         The undersigned hereby (i) consents and agrees to this Agreement and
(ii) giving effect to the provisions of this Agreement, confirms and agrees that any subordination agreement previously executed respectively by the undersigned for the benefit of Bank is in full force and effect, is extended until otherwise agreed in writing by Bank, and is the legal, valid and binding obligation of the undersigned and is, enforceable in accordance with its terms.

                                SUBORDINATING PARTY:

                                O'DONNELL & MASUR, L.P.,

                                By: O'Donnell & Masur, a general partnership

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                  SCHEDULE 5.5

                                  SUBSIDIARIES

BESTWAY RENTAL, INC., A TENNESSEE CORPORATION
U. S. CREDIT-SERVICE CORPORATION, A MISSOURI CORPORATION
WESTDALE DATASERVICE, INC., A TEXAS CORPORATION

                                  SCHEDULE 5.6

                                 EXISTING LIENS

LIEN SECURING THAT CERTAIN PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $155,006.00 DATED APRIL 11, 1994, WITH A MATURITY DATE OF APRIL 15, 2006, PAYABLE TO TRUSTMARK NATIONAL BANK, WITH BESTWAY RENTAL, INC., AS MAKER, COVERING THAT CERTAIN REAL PROPERTY LOCATED AT 305 WOODROW WILSON, JACKSON, MISSISSIPPI 39213.

                                  SCHEDULE 5.12

                              EXISTING INDEBTEDNESS

1. SENIOR SUBORDINATED PROMISSORY NOTE OF BESTWAY, INC., DATED JULY 19, 1993, LAST AMENDED DECEMBER 13, 2002, PAYABLE TO O'DONNELL & MASUR, L.P. IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,000,000.00.

2. PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $155,006.00 DATED APRIL 11, 1994, WITH A MATURITY DATE OF APRIL 15, 2006, PAYABLE TO TRUSTMARK NATIONAL BANK, WITH BESTWAY RENTAL, INC., AS MAKER, COVERING THAT CERTAIN REAL PROPERTY LOCATED AT 305 WOODROW WILSON, IN JACKSON, MISSISSIPPI 39213.

                                  SCHEDULE 5.13

                               MATERIAL AGREEMENTS

1.       BESTWAY RENTAL, INC. GROUP MEDICAL PLAN.

2. EMPLOYMENT AGREEMENT BY AND BETWEEN DAVID A. KRAEMER AND BESTWAY, INC., DATED JULY 8, 2002.

3. LEASE AGREEMENT BY AND BETWEEN CITICAPITAL FLEET, A UNIT OF CITICAPITAL COMMERCIAL LEASING CORPORATION, AN INDIANA CORPORATION, AND BESTWAY, INC., A DELAWARE CORPORATION.

4.       MATERIAL LEASES: SEE ATTACHED RENT ROLL.

001          Richard Copeland                               BASE RENT:   $2,300.00  SLRM:    $      0.00   CAM ACCR:   $ 34.00
             01349 Davis Rd.                                CTI:         $    0.00  SLRY:    $      0.00
             Boyne City MI 49712                            EXCEPTION:   $    0.00
LEASE EXP:   07/31/2004                                     TOTAL:       $2,300.00

004          Dorothy Morrison                               BASE RENT:   $1,900.00  SLRM:    $  1,835.71   CAM ACCR:   $  0.00
             P.O. Box 2817                                  CTI:         $    0.00  SLRY:    $ 22,028.57
             Lewisburg, TN 37091                            EXCEPTION:   $    0.00
LEASE EXP:   02/28/2005                                     TOTAL:       $1,900.00

005          Bean, Rhoton, and Assoc.                       BASE RENT:   $2,000.00  SLRM:    $  2,096.00   CAM ACCR:   $  0.00
             ATTN: Jeanette                                 CTI:         $    0.00  SLRY:    $ 25,152.00
             PO Box 416                                     EXCEPTION:   $    0.00
             Winchester, TN 37398-9989
LEASE EXP:   02/28/2008                                     TOTAL:       $2,000.00

006          Roger Abbott                                   BASE RENT:   $2,400.00  SLRM:    $      0.00   CAM ACCR:   $ 50.00
             1801 Cherokee Avenue SW                        CTI:         $    0.00  SLRY:    $      0.00
             Cullman AL 35055                               EXCEPTION:   $    0.00
LEASE EXP:   12/31/2008                                     TOTAL:       $2,400.00

007          Cooke Properties                               BASE RENT:   $2,404.00  SLRM:    $      0.00   CAM ACCR:   $  0.00
             P.O. Box 50952                                 CTI:         $    0.00  SLRY:    $      0.00
             Nashville TN 37205                             EXCEPTION:   $    0.00
LEASE EXP:   08/31/2005                                     TOTAL:       $2,404.00

009          Franklin Plaza Shopping Center                 BASE RENT:   $3,375.00  SLRM:    $  3,450.00   CAM ACCR:   $ 50.00
             c/o Reliance Property Management               CTI:         $  600.49  SLRY:    $ 41,400.00
             P.O. Box 802736                                EXCEPTION:   $    0.00
             Dallas, TX 75380
LEASE EXP:   05/31/2008                                     TOTAL:       $3,975.49

010          Financial Consultants of TN                    BASE RENT:   $2,400.00  SLRM:    $      0.00   CAM ACCR:   $ 25.00
             118a Public Square                             CTI:         $  480.00  SLRY:    $      0.00
             Gallatin TN 37066                              EXCEPTION:   $    0.00
LEASE EXP:   07/31/2006                                     TOTAL:       $2,880.00

011          Christopher, Durham, Pepper & Armstrong,       BASE RENT:   $3,220.00  SLRM:    $  3,085.83   CAM ACCR:   $100.00
             P.C.
             P.O. Box 929                                   CTI:         $  268.32  SLRY:    $ 34,029.96
             Athens, AL 35612                               EXCEPTION:   $    0.00
LEASE EXP:   11/30/2006                                     TOTAL:       $3,488.32

012          Florence Square Shopping Center                BASE RENT:   $2,250.00  SLRM:    $      0.00   CAM ACCR:   $  0.00
             c/o Edens & Avant Financing II.                CTI:         $  262.50  SLRY:    $      0.00
             P.O. Box 528                                   EXCEPTION:   $    0.00
             Columbia SC 29202
LEASE EXP:   08/31/2004                                     TOTAL:       $2,512.50

014          Payless Shoe Source                            BASE RENT:   $3,100.30  SLRM:    $  3,043.91   CAM ACCR:   $ 50.00
             Attn: Lease Admin Property #53                 CTI:         $  121.00  SLRY:    $ 36,526.92
             P.O. Box 3560                                  EXCEPTION:   $    0.00
             Topeka KS 66601-3560
LEASE EXP:   12/31/2005                                     TOTAL:       $3,221.30

015          Village Properties, Inc.                       BASE RENT:   $1,553.75  SLRM:    $  1,664.13   CAM ACCR:   $ 50.00
             P.O. Box 516                                   CTI:         $  242.55  SLRY:    $ 19,969.50
             Pulaski, TN 38478                              EXCEPTION:   $    0.00
LEASE EXP:   07/31/2010                                     TOTAL:       $1,796.30

016          G.S. Moore & Sons                              BASE RENT:   $3,000.00  SLRM:    $      0.00   CAM ACCR:   $ 15.00
             800 South Main Street                          CTI:         $    0.00  SLRY:    $      0.00
             Springfield TN 37172                           EXCEPTION:   $    0.00
LEASE EXP:   03/31/2006                                     TOTAL:       $3,000.00

017          Arthur Jones Jr.                               BASE RENT:   $1,900.00  SLRM:    $  1,975.00   CAM ACCR:   $ 70.00
             Box 140196                                     CTI:         $    0.00  SLRY:    $ 23,700.00
             Nashville, TN 37214                            EXCEPTION:   $    0.00
LEASE EXP:   12/31/2005                                     TOTAL:       $1,900.00

018          Comer Tankersley Family Trust                  BASE RENT:   $1,800.00  SLRM:    $      0.00   CAM ACCR:   $  0.00
             Kenneth Tankersley, Trustee                    CTI:         $    0.00  SLRY:    $      0.00
             P.O. Box 1127                                  EXCEPTION:   $    0.00
             Hartselle, AL 35640
LEASE EXP:   12/03/2003                                     TOTAL:       $1,800.00

020          Hazel S. Cobb                                  BASE RENT:   $1,750.00  SLRM:    $      0.00   CAM ACCR:   $  0.00
             800 Parker Blvd.                               CTI:         $    0.00  SLRY:    $      0.00
             Weaver, AL 36277                               EXCEPTION:   $    0.00
LEASE EXP:   12/31/2004                                     TOTAL:       $1,750.00

021          New Plan Excel Realty Trust, Inc.              BASE RENT:   $3,850.00  SLRM:    $  3,886.67   CAM ACCR:   $ 75.00
             P.O. Box 402938                                CTI:         $  308.87  SLRY:    $ 46,640.04
             Atlanta, GA 30384                              EXCEPTION:   $    0.00
LEASE EXP:   07/31/2008                                     TOTAL:       $4,158.87

023          Three Mac Investment, Inc.                     BASE RENT:   $2,187.50  SLRM:    $  2,080.36   CAM ACCR:   $125.00
             Marc McIntyre                                  CTI:         $  407.50  SLRY:    $ 24,964.29
             P.O. Box 686                                   EXCEPTION:   $    0.00
             Evergreen AL 36401
LEASE EXP:   10/31/2004                                     TOTAL:       $2,595.00

024          Talladega Developers                           BASE RENT:   $2,666.67  SLRM:    $      0.00   CAM ACCR:   $ 50.00
             c/o Barstein & Associates                      CTI:         $  433.00  SLRY:    $      0.00
             P.O. Box 13096                                 EXCEPTION:   $    0.00
             Birmingham, AL 35202-3096
LEASE EXP:   12/31/2003                                     TOTAL:       $3,099.67

025          Southgate Shopping Center                      BASE RENT:   $2,083.33  SLRM:    $      0.00   CAM ACCR:   $ 80.00
             c/o Village Properties                         CTI:         $  366.67  SLRY:    $      0.00
             P.O. Box 516                                   EXCEPTION:   $    0.00
             Pulaski, TN 38478
LEASE EXP:   02/28/2005                                     TOTAL:       $2,450.00

026          Sylacauga Shopping Center                      BASE RENT:   $1,108.33  SLRM:    $  1,029.76   CAM ACCR:   $100.00
             c/o David Kahn & Company                       CTI:         $   75.00  SLRY:    $ 12,357.12
             2157 Taylor Road                               EXCEPTION:   $    0.00
             Montgomery, AL 36117
LEASE EXP:   11/30/2003                                     TOTAL:       $1,183.33

027          Trust National Bank                            BASE RENT:   $1,765.76  SLRM:    $      0.00   CAM ACCR:   $  0.00
             Jackson Mall Branch                            CTI:         $    0.00  SLRY:    $      0.00
             P.O. Box 291                                   EXCEPTION:   $    0.00
             Jackson MS 39205-0291
LEASE EXP:   04/15/2006                                     TOTAL:       $1,765.76

028          Schickel Enterprises, LLLP                     BASE RENT:   $3,315.00  SLRM:    $  3,506.86   CAM ACCR:   $ 50.00
             11601 Pleasant Ridge Road                      CTI:         $  532.50  SLRY:    $ 42,082.33
             Suite 300                                      EXCEPTION:   $    0.00
             Little Rock AR 72212
LEASE EXP:   12/31/2007                                     TOTAL:       $3,847.50

029          PPG Venture I Limited Partnership              BASE RENT:   $2,683.33  SLRM:    $      0.00   CAM ACCR:   $ 50.00
             135 S. LaSalle Street, Dept. 6471              CTI:         $  790.43  SLRY:    $      0.00
             Chicago, IL 60674-6471                         EXCEPTION:   $    0.00
LEASE EXP:   10/31/2007                                     TOTAL:       $3,473.76

030          McLaurin Mart                                  BASE RENT:   $2,000.00  SLRM:    $      0.00   CAM ACCR:   $ 50.00
             P.O. Box 220                                   CTI:         $    0.00  SLRY:    $      0.00
             Brandon MS 39043                               EXCEPTION:   $    0.00
LEASE EXP:   05/31/2006                                     TOTAL:       $2,000.00

031          Engel Realty Company, Inc.                     BASE RENT:   $3,875.00  SLRM:    $  3,850.00   CAM ACCR:   $150.00
             P.O. Box 187                                   CTI:         $  515.00  SLRY:    $ 46,200.00
             Birmingham, AL 35201-0187                      EXCEPTION:   $    0.00
LEASE EXP:   01/31/2006                                     TOTAL:       $4,390.00

035              Henderson Investment Company       BASE RENT:       $1,925.00        SLRM:     $     0.00    CAM ACCR:    $  0.00
                 P.O. Box 9909                      CTI:             $  192.50        SLRY:     $     0.00
                 Greenwood, MS 38930                EXCEPTION:       $    0.00
LEASE EXP:       03/31/2004                         TOTAL:           $2,117.50

036              Phyllis Shamoun                    BASE RENT:       $2,800.00        SLRM:     $     0.00    CAM ACCR:    $  0.00
                 P.O. Box 4741                      CTI:             $    0.00        SLRY:     $     0.00
                 Greenville, MS 38704-4741          EXCEPTION:       $    0.00
LEASE EXP:       01/31/2006                         TOTAL:           $2,800.00

037              Plum Tree Shopping Center          BASE RENT:       $2,250.00        SLRM:     $     0.00    CAM ACCR:    $200.00
                 P.O. Box 1663                      CTI:             $    0.00        SLRY:     $     0.00
                 407 4th Avenue S.E.                EXCEPTION:       $    0.00
                 Decatur AL 35602
LEASE EXP:       12/31/2006                         TOTAL:           $2,250.00

039              Don H. Kilgore Realtors            BASE RENT:       $2,150.00        SLRM:     $ 2,224.13    CAM ACCR:    $  0.00
                 409 10th Avenue                    CTI:             $    0.00        SLRY:     $26,689.56
                 Jasper AL 35501                    EXCEPTION:       $    0.00
LEASE EXP:       07/31/2007                         TOTAL:           $2,150.00

041              Mr. David Kennamer                 BASE RENT:       $1,900.00        SLRM:     $1,915.97     CAM ACCR:    $ 50.00
                 P.O. Box 128                       CTI:             $   66.63        SLRY:     $22,991.64
                 Guntersville, AL 35976             EXCEPTION:       $    0.00
LEASE EXP:       02/28/2008                         TOTAL:           $1,966.63

048              CBL & Associates Properties, Inc.  BASE RENT:       $2,100.00        SLRM:     $     0.00    CAM ACCR:    $ 50.00
                 2150 E. Walnut Avenue              CTI:             $  366.34        SLRY:     $     0.00
                 Dalton, GA 30721                   EXCEPTION:       $    0.00
LEASE EXP:       10/31/2007                         TOTAL:           $2,466.34

052              Dorris Nanz Farr T/A Freedom Plaza BASE RENT:       $2,695.00        SLRM:     $ 2,484.17    CAM ACCR:    $ 75.00
                 c/o Deaton McCue & Co.             CTI:             $  400.00        SLRY:     $29,809.99
                 913 Market Street                  EXCEPTION:       $    0.00
                 Suite 101
                 Wilmington DE 19801
LEASE EXP:       02/28/2004                         TOTAL:           $3,095.00

053              J.L. Hope                          BASE RENT:       $1,350.00        SLRM:     $ 1,235.71    CAM ACCR:    $100.00
                 601 Bond Street                    CTI:             $    0.00        SLRY:     $14,828.57
                 Statesville,  NC 28677             EXCEPTION:       $    0.00
LEASE EXP:       07/31/2005                         TOTAL:           $1,350.00

055              Boyd & Hassell Property Management BASE RENT:       $2,562.50        SLRM:     $ 2,403.91    CAM ACCR:    $ 75.00
                 P.O. Box 636                       CTI:             $    0.00        SLRY:     $28,846.92
                 Hickory NC 28603                   EXCEPTION:       $    0.00
LEASE EXP:       02/28/2004                         TOTAL:           $2,562.50

056              Burke Associates                   BASE RENT:       $2,000.00        SLRM:     $ 2,235.67    CAM ACCR:    $ 50.00
                 c/o Faison & Associates, LLC       CTI:             $  284.47        SLRY:     $26,828.05
                 121 W. Trade Street, Suite 2550    EXCEPTION:       $    0.00
                 Charlotte NC 28202
LEASE EXP:       12/31/2006                         TOTAL:           $2,284.47

057              Earlene Edmondson                  BASE RENT:       $1,900.00        SLRM:     $ 1,803.09    CAM ACCR:    $  0.00
                 115 Trout                          CTI:             $    0.00        SLRY:     $21,637.11
                 Benton AR 72015                    EXCEPTION:       $    0.00
LEASE EXP:       07/31/2006                         TOTAL:           $1,900.00

061              Loden Investment Company           BASE RENT:       $2,500.00        SLRM:     $ 2,350.00    CAM ACCR:    $200.00
                 P.O.Box 1605                       CTI:             $    0.00        SLRY:     $28,200.00
                 Batesville, MS 38606               EXCEPTION:       $    0.00
LEASE EXP:       07/31/2006                         TOTAL:           $2,500.00

062              Jim & Sue Repult                   BASE RENT:       $2,200.00        SLRM:     $ 2,206.45    CAM ACCR:    $  0.00
                 1413 Joyner                        CTI:             $    0.00        SLRY:     $26,477.42
                 Tupelo MS 38801                    EXCEPTION:       $    0.00
LEASE EXP:       07/31/2010                         TOTAL:           $2,200.00

063              Hayco Realty, Ltd.                 BASE RENT:       $2,800.00        SLRM:     $     0.00    CAM ACCR:    $ 50.00
                 1320 South University Drive        CTI:             $  524.03        SLRY:     $     0.00
                 Suite 1015                         EXCEPTION:       $    0.00
                 Fort Worth, TX 76107
LEASE EXP:       06/30/2006                         TOTAL:           $3,324.03

064              Hayco Realty, Ltd.                 BASE RENT:       $4,666.68        SLRM:     $     0.00    CAM ACCR:    $100.00
                 1320 South University Drive        CTI:             $  946.00        SLRY:     $     0.00
                 Suite 1015                         EXCEPTION:       $    0.00
                 Fort Worth, TX 76107
LEASE EXP:       10/31/2008                         TOTAL:           $5,612.68

065              New Plan Excel Realty Trust, Inc.  BASE RENT:       $3,066.67        SLRM:     $ 3,066.67    CAM ACCR:    $ 50.00
                 P.O. Box 402938                    CTI:             $  298.42        SLRY:     $36,800.04
                 Atlanta, GA 30384                  EXCEPTION:       $    0.00
LEASE EXP:       02/28/2008                         TOTAL:           $3,365.09

067              Bayer Properties Incorporated      BASE RENT:       $1,350.00        SLRM:     $ 1,221.43    CAM ACCR:    $100.00
                 2222 Arlington Avenue              CTI:             $  143.26        SLRY:     $14,657.14
                 Birmingham, AL 35205               EXCEPTION:       $    0.00
LEASE EXP:       09/30/2004                         TOTAL:           $1,493.26

069              Mr. James L. Lowe, Jr.             BASE RENT:       $2,600.00        SLRM:     $ 2,640.00    CAM ACCR:    $  0.00
                 115 Mtn. Shoals Road               CTI:             $    0.00        SLRY:     $31,680.00
                 Roswell, GA 30075                  EXCEPTION:       $    0.00
LEASE EXP:       05/31/2008                         TOTAL:           $2,600.00

071              Discount Drapery, Inc.             BASE RENT:       $2,800.00        SLRM:     $     0.00    CAM ACCR:    $ 50.00
                 c/o Mr. Gregg Burgess              CTI:             $    0.00        SLRY:     $     0.00
                 131 Hwy 70 S.E.                    EXCEPTION:       $    0.00
                 Hickory, NC 28602
LEASE EXP:       06/30/2008                         TOTAL:           $2,800.00

072              Mark D. Utley                      BASE RENT:       $2,450.00        SLRM:     $ 2,330.00    CAM ACCR:    $ 50.00
                 P.O. Box 866                       CTI:             $  448.00        SLRY:     $27,960.00
                 Olive Branch MS 38654              EXCEPTION:       $    0.00
LEASE EXP:       09/30/2005                         TOTAL:           $2,898.00

073              Canton Textile Mills               BASE RENT:       $2,800.00        SLRM:     $ 2,672.73    CAM ACCR:    $150.00
                 c/o Fletcher Bright Company        CTI:             $  739.67        SLRY:     $32,072.73
                 537 Market Street, Suite 400       EXCEPTION:       $    0.00
                 Chattanooga TN 37402
LEASE EXP:       02/28/2006                         TOTAL:           $3,539.67

074              R&R Rentals                        BASE RENT:       $2,000.00        SLRM:     $ 2,120.00    CAM ACCR:    $ 50.00
                 Don Raughton                       CTI:             $    0.00        SLRY:     $25,440.00
                 P.O. Box 1106                      EXCEPTION:       $    0.00
                 Pell City AL 35125
LEASE EXP:       11/30/2008                         TOTAL:           $2,000.00

076              Dewey H. Brazelton                 BASE RENT:       $2,720.00        SLRM:     $ 2,640.00    CAM ACCR:    $ 50.00
                 P.O. Box 528                       CTI:             $  280.00        SLRY:     $31,680.00
                 Huntsville AL 35804                EXCEPTION:       $    0.00
LEASE EXP:       07/31/2007                         TOTAL:           $3,000.00

077              Phillip W. Bentley, III            BASE RENT:       $3,000.00        SLRM:     $ 3,000.00    CAM ACCR:    $ 50.00
                 PO BOX 7169                        CTI:             $  430.00        SLRY:     $36,000.00
                 Huntsville AL 35807                EXCEPTION:       $    0.00
LEASE EXP:       01/31/2004                         TOTAL:           $3,430.00

079              Jimmy Guy, Guy Properties          BASE RENT:       $3,000.00        SLRM:     $     0.00    CAM ACCR:    $300.00
                 Century 21 Bldg.                   CTI:             $    0.00        SLRY:     $     0.00
                 4401 East Independence Blvd.       EXCEPTION:       $    0.00
                 Suite 204
                 Charlotte, NC 28205
LEASE EXP:       02/28/2009                         TOTAL:           $3,000.00

080        Jimmy Guy, Guy Properties                      BASE RENT: $ 5,000.00 SLRM: $      0.00 CAM ACCR: $600.00
           Century 21 Bldg.                               CTI:       $     0.00 SLRY: $      0.00
           4401 East Indpencdence Blvd. Suite 2           EXCEPTION: $     0.00
           Charlotte` NC 28212
LEASE EXP: 02/28/2009                                     TOTAL:     $ 5,000.00

081        Kamin Investment Company                       BASE RENT: $ 2,031.25 SLRM: $  1,961.21 CAM ACCR: $150.00
           P.O. Box 10234                                 CTI:       $    81.25 SLRY: $ 23,534.52
           Pittsburg PA 15232                             EXCEPTION: $     0.00
LEASE EXP: 08/31/2006                                     TOTAL:     $ 2,112.50

082        New Starmount Interest, LLC                    BASE RENT: $ 3,520.83 SLRM: $      0.00 CAM ACCR: $ 50.00
           P.O. Box 36509                                 CTI:       $   312.50 SLRY: $      0.00
           Charlotte NC 28236-6509                        EXCEPTION: $     0.00
LEASE EXP: 07/31/2010                                     TOTAL:     $ 3,833.33

083        New Four Seasons Interest, LLC                 BASE RENT: $ 3,520.83 SLRM: $      0.00 CAM ACCR: $ 50.00
           P.O. Box 36509                                 CTI:       $   312.50 SLRY: $      0.00
           Charlotte NC 28236-6509                        EXCEPTION: $     0.00
LEASE EXP: 07/31/2010                                     TOTAL:     $ 3,833.33

084        PAG Company                                    BASE RENT: $ 4,000.00 SLRM: $      0.00 CAM ACCR: $100.00
           P.O. Box 1954                                  CTI:       $     0.00 SLRY: $      0.00
           Gastonia, NC 28053                             EXCEPTION: $     0.00
LEASE EXP: 06/30/2009                                     TOTAL:     $ 4,000.00

085        CBL & Associates Management                    BASE RENT: $ 1,947.92 SLRM: $  1,874.13 CAM ACCR: $ 50.00
           CBL Center                                     CTI:       $   437.50 SLRY: $ 22,489.54
           2030 Hamilton Place Boulevard                  EXCEPTION: $     0.00
           Suite 500
           Chattanooga TN 37421-6000
LEASE EXP: 09/30/2006                                     TOTAL:     $ 2,385.42

086        McKnight Associates                            BASE RENT: $ 2,950.00 SLRM: $      0.00 CAM ACCR: $ 50.00
           1811 Oxford Drive                              CTI:       $     0.00 SLRY: $      0.00
           Murfreesboro, TN 37129                         EXCEPTION: $     0.00
LEASE EXP: 08/31/2006                                     TOTAL:     $ 2,950.00

088        Fairfield Partners c/o Aronov Realty Mgnt.     BASE RENT: $ 3,168.92 SLRM: $  3,024.88 CAM ACCR: $ 50.00
           P.O. Box 235021                                CTI:       $   840.00 SLRY: $ 36,298.56
           Montgomery AL 36123-5021                       EXCEPTION: $     0.00
LEASE EXP: 10/31/2004                                     TOTAL:     $ 4,008.92

090        GJ Realty                                      BASE RENT: $ 2,552.08 SLRM: $  2,447.91 CAM ACCR: $ 50.00
           16 East 24th Street                            CTI:       $   201.25 SLRY: $ 29,374.92
           New York NY 10016                              EXCEPTION: $     0.00
LEASE EXP: 10/31/2006                                     TOTAL:     $ 2,753.33

091        Prattville Partners, Limited Partnership       BASE RENT: $ 2,500.00 SLRM: $      0.00 CAM ACCR: $ 50.00
           Aronov Realty Management, Inc.                 CTI:       $   550.00 SLRY: $      0.00
           P.O. Box 235021                                EXCEPTION: $     0.00
           Montgomery,  AL 36123-5021
LEASE EXP: 02/28/2005                                     TOTAL:     $ 3,050.00

092        William D. Brown                               BASE RENT: $ 1,700.00 SLRM: $  1,616.28 CAM ACCR: $ 50.00
           314 South Mission Ridge Drive                  CTI:       $     0.00 SLRY: $ 19,395.35
           Rossville, GA 37041                            EXCEPTION: $     0.00
LEASE EXP: 12/31/2006                                     TOTAL:     $ 1,700.00

093        Hayco Realty, Ltd.                             BASE RENT: $ 3,200.00 SLRM: $  3,337.14 CAM ACCR: $ 50.00
           1320 S. University Drive, Suite 1015           CTI:       $   416.08 SLRY: $ 40,045.71
           Ft. Worth TX 76107                             EXCEPTION: $     0.00
LEASE EXP: 05/31/2007                                     TOTAL:     $ 3,616.08

094        First Presbyterian Church of High Point, Inc.  BASE RENT: $ 2,200.00 SLRM: $  2,092.86 CAM ACCR: $ 50.00
           918 North Main Street                          CTI:       $     0.00 SLRY: $ 25,114.29
           High Point NC 27262                            EXCEPTION: $     0.00
LEASE EXP: 03/14/2007                                     TOTAL:     $ 2,200.00

095        Shell Realty                                   BASE RENT: $ 3,500.00 SLRM: $  3,675.00 CAM ACCR: $  0.00
           P.O. Box 635                                   CTI:       $   500.00 SLRY: $ 44,100.00
           Daphne AL 36526                                EXCEPTION: $     0.00
LEASE EXP: 06/30/2010                                     TOTAL:     $ 4,000.00

097        MACO Management Company                        BASE RENT: $ 3,226.83 SLRM: $      0.00 CAM ACCR: $ 75.00
           111 North Main Street                          CTI:       $   425.57 SLRY: $      0.00
           Clarkton MO 63837                              EXCEPTION: $     0.00
LEASE EXP: 07/31/2010                                     TOTAL:     $ 3,652.40

098        Aronov Realty Management, Inc.                 BASE RENT: $ 2,000.00 SLRM: $  1,959.68 CAM ACCR: $ 50.00
           P.O. Box 235000                                CTI:       $   360.00 SLRY: $ 23,516.16
           Montgomery, AL 36123-5000                      EXCEPTION: $     0.00
LEASE EXP: 07/31/2008                                     TOTAL:     $ 2,360.00

099        Dr. W. Robert Thurlby                          BASE RENT: $ 1,500.00 SLRM: $  1,617.24 CAM ACCR: $  0.00
           214 East 5th Street                            CTI:       $     0.00 SLRY: $ 19,406.88
           Russellville AR 72801                          EXCEPTION: $     0.00
LEASE EXP: 12/31/2007                                     TOTAL:     $ 1,500.00

100        CKDM Properties LLC                            BASE RENT: $ 2,500.00 SLRM: $  2,732.56 CAM ACCR: $  0.00
           4701 Barrington Place                          CTI:       $     0.00 SLRY: $ 32,790.70
           Jamestown NC 27282                             EXCEPTION: $     0.00
LEASE EXP: 12/31/2007                                     TOTAL:     $ 2,500.00

101        CJCWM Family Limited Partnership               BASE RENT: $ 1,900.00 SLRM: $      0.00 CAM ACCR: $ 50.00
           MTMM Family Limited Partnership                CTI:       $     0.00 SLRY: $      0.00
           P.O. Box 3168                                  EXCEPTION: $     0.00
           Hot Springs, AR 71914
LEASE EXP: 12/31/2005                                     TOTAL:     $ 1,900.00

5&8        Scotty Segroves                                BASE RENT: $   400.00 SLRM: $      0.00 CAM ACCR: $  0.00
           1528 Peachtree Lane NW                         CTI:       $     0.00 SLRY: $      0.00
           Cullman AL 35058                               EXCEPTION: $     0.00
LEASE EXP: 11/30/2003                                     TOTAL:     $   400.00

990        CMD Realty Investors, Inc.                     BASE RENT: $12,470.54 SLRM: $ 12,470.54 CAM ACCR: $  0.00
           c/o Bank One                                   CTI:       $    70.21 SLRY: $149,646.48
           P.O.Box 73313                                  EXCEPTION: $     0.00
           Chicago IL 60673-7313
LEASE EXP: 11/30/2005                                     TOTAL:     $12,540.75

D11        Driver Properties, LLC                         BASE RENT: $   350.00 SLRM: $      0.00 CAM ACCR: $  0.00
           312 E Lake Ave. Suite 221                      CTI:       $     0.00 SLRY: $      0.00
           Rossville GA 30741                             EXCEPTION: $     0.00
LEASE EXP: 07/18/2004                                     TOTAL:     $   350.00

D14        Canter Properties, LLC                         BASE RENT: $   302.40 SLRM: $      0.00 CAM ACCR: $  0.00
           2100 Fairfax Rd                                CTI:       $     0.00 SLRY: $      0.00
           Greensboro NC 27407                            EXCEPTION: $     0.00
LEASE EXP: 06/18/2004                                     TOTAL:     $   302.40

D4         Arthur Dillard  Grand Center, LLC              BASE RENT: $   400.00 SLRM: $      0.00 CAM ACCR: $  0.00
           118 Deer View Circle                           CTI:       $     0.00 SLRY: $      0.00
           Hot Springs AR 71913                           EXCEPTION: $     0.00
LEASE EXP: 09/30/2004                                     TOTAL:     $   400.00

REG/VP     Jim A. Shelton                                 BASE RENT: $   680.00 SLRM: $      0.00 CAM ACCR: $  0.00
           1607 5th Avenue S.E.                           CTI:       $     0.00 SLRY: $      0.00
           Decatur AL 35601                               EXCEPTION: $     0.00
LEASE EXP: 10/31/2003                                     TOTAL:     $   680.00